================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): November 22, 1997


                                   SONAT INC.
             (Exact name of registrant as specified in its charter)



             DELAWARE                      01-07179              63-0647939
(State or other jurisdiction of    Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)



        1900 FIFTH AVENUE NORTH
        BIRMINGHAM, ALABAMA                                         35203
(Address of principal executive offices)                         (Zip Code)



      Registrant's telephone number, including area code:  (205) 325-3800

================================================================================

                                   SONAT INC.

                               TABLE OF CONTENTS
                                      FOR
                           CURRENT REPORT ON FORM 8-K


                                                                                                                  Page
                                                                                                                  ----
Item 5.          Other Events   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

Item 7.          Financial Statements and Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

Signature         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

ITEM 5.  OTHER EVENTS.

          Sonat Inc. ("Sonat") has entered into an Agreement and Plan of Merger dated as of November 22, 1997 ("Agreement") with Zilkha Energy Company ("Zilkha"), a privately-owned oil and gas company headquartered in Houston, Texas, pursuant to which a wholly owned subsidiary of Sonat will be merged into Zilkha in a share-for-share exchange. The terms of the Agreement provide for Sonat to issue a number of shares of its common stock having a value of approximately $1.04 billion based upon the average closing price of such shares on the New York Stock Exchange for a specified period prior to the consummation of the merger; provided that for the purposes of such calculation, the average closing price shall not be higher than $51.00 nor lower than $39.00. Based on Sonat's closing price of $45 5/8 per share on November 21, 1997, Sonat would have issued approximately 22.9 million shares in the merger, representing approximately 21% of its outstanding stock after giving effect to the transaction. In addition, Sonat will assume debt and other obligations bringing the total consideration to approximately $1.3 billion.

          The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes and as a pooling of interests for accounting purposes. The transaction is subject to, among other things, customary federal antitrust review, registration of the shares issuable in the merger under the Securities Act of 1933, and, pursuant to the requirements of the New York Stock Exchange, the approval of Sonat's shareholders. It is expected that the shareholders meeting will be held during the first quarter of 1998 and that the transaction will be closed promptly after receipt of such approval. The Agreement contains representations, warranties, covenants and provisions, including a termination fee provision, of the sort customarily found in acquisition agreements relating to similar types of transactions. When the merger is completed, Selim Zilkha and Michael Zilkha will join Sonat's Board of Directors.

          The Agreement is filed herewith as Exhibit 1 and is incorporated herein by reference. The Press Release issued by Sonat on Sunday, November 23, 1997, announcing the transaction is filed herewith as Exhibit 2.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                 (c)      Exhibits.   The following material is filed as an
exhibit to this Current Report on Form 8-K:


 Exhibit
 Number                             Description of Exhibit
--------                            ----------------------
  2.1                     Copy of Agreement and Plan of Merger
                          dated as of November 22, 1997 between
                          Zilkha Energy Company and Sonat Inc.
                          (including Exhibits A through E and Exhibit
                          G thereto)

 99.1                     Press Release dated November 23, 1997

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  SONAT INC.



                                  By:   /s/ William A.  Smith
                                      -----------------------------------
                                          William A. Smith
                                          Title: Executive Vice President




Dated: November 24, 1997